UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Commission File Number: 333-200629

BOATIM INC.
(Exact name of Registrant as specified in its charter)

Nevada	35-2513795
(State of incorporation)	(IRS Employer Identification No.)

7950 NW 53rd Street, Suite 337, Miami, FL 33166.

 Address of Principle Executive Office

Tel: +1 (305) 239-9993

 Registrant’s telephone number, including area code

Date of Report (Date of earliest event reported):

September 02nd, 2020

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 2.03 CREATION OF DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On July 21, 2020, BOATIM INC. (the “Company”) confirmed the assignment of US$ 1,060,000.00 in debt from CAYO VENTURES GMBH (the “Assignor”) to several parties (the “Assignees”). The Company cancelled its promissory note to Assignor in the amount of US$ 500,000.00 at the same date and issued new convertible promissory notes in the total amount of US$ 1,060,000.00. The notes are unsecured, non-interest bearing and have a 6 months term, unless the respective parties agree otherwise in writing. At the election of the holders the notes may be converted into common shares in the Company at a 30% discount to the then trading price of the Company’s stock.

The foregoing summary of the notes issued by the Company is qualified by reference to the full text of the notes, which is filed as Exhibit 2.03 hereto and incorporated herein by reference.

ITEM 9.01 EXHIBITS

2.03	Board Resolution confirming debt assignments, cancelation of one existing and creation of several new promissory notes

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOATIM INC.

Date: September 2nd, 2020	By:	/s/ Wolfgang Tippner
Wolfgang Tippner, CEO

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